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                                                                EXHIBIT (A) (IX)

                                                                        APPENDIX

                       THE ENTERPRISE GROUP OF FUNDS, INC.

                              ARTICLES OF AMENDMENT
                              CHANGING NAME OF FUND
                         PURSUANT TO MGCL SECTION 2-605


         The Enterprise Group of Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended to provide as follows:

         The name of the "Internet Fund" series of capital stock of the Corporation is hereby changed to "Technology Fund" series of capital stock of the Corporation.

         SECOND: The amendment does not change the outstanding authorized capital stock of the Corporation or the aggregate par value thereof.

         THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the Corporation's Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law.

         FOURTH: The amendment to the Charter of the Corporation effected hereby shall become effective on August 23, 2002.

         IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under penalties of perjury.

DATE:  August 15, 2002


WITNESS:                            THE ENTERPRISE GROUP OF FUNDS, INC.

/s/ CATHERINE R MCCLELLAN           By:  /s/ VICTOR UGOLYN
-------------------------                ---------------------------------------
Catherine McClellan                      Victor Ugolyn
Secretary                                Chairman